Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive

Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

and Treasurer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. CEO CHRISTOPHER ODDLEIFSON TO PRESENT
AT RBC CAPITAL MARKETS FINANCIAL INSTITUTIONS CONFERENCE

Rockland, MA (September 16, 2005) – Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer and Treasurer, of Independent Bank Corp. (NASDAQ: INDB), will present at the RBC Capital Markets Financial Institutions Conference 2005 on Wednesday, September 21, 2005 at 9:45 a.m. The Conference will take place at The Harbor View Hotel, 131 North Water Street, Martha’s Vineyard, Edgartown, Massachusetts 02539.

RBC Capital Markets Financial Institutions Conference will be webcast by Wall Street Webcasting (WSW) which can be accessed via the following website at www.wsw.com/webcast/rbc33/indb.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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